EXHIBIT 10 (jjj)

Certain annotations and explanations may have been added by management to enhance clarity. See asterisks for such additions. Some punctuation may have been modified in recognition of certain differences between French and English grammar.

LOAN AGREEMENT ON BANK OF MONTREAL FORM,

DATED DECEMBER 17, 1997. THIS IS A STANDARD BANK FORM INCLUDING MANY BOXES TO BE CHECKED OFF, LINES TO BE FILLED IN, ETC.

Where a box was checked off, the box is not on this document but a capital letter "X" appears (word processing problem). In some cases, there are boxes which one might think should have been checked off or lines filled in, but where no such actions are evident on the original document. Such apparent anomalies have been faithfully reproduced in this translation. Use of the word "blank" denotes a line not having been filled in.

                                                   Page 1 of 7 (on the original)
                                                                        02.21.96

Bank of Montreal                       Loan Agreement - Quebec Guarantee Program
--------------------------------------------------------------------------------

BETWEEN

Bank of Montreal

3300 Cote Vertu, Suite 100 (handwritten)
St-Laurent, QC                                                 December 17, 1997

AND

3143619 Canada Inc. (handwritten)
740 St-Maurice
Mtl., Qc
H3C 1L5

The Bank of Montreal (hereinafter called "the Bank") agrees to put at the disposal of 3143619 Canada Inc. (handwritten), (the "Borrower"), a loan in the capital amount of $ (left blank) (the "Loan"), authorized by the Bank under the framework of the "Programme d'aide au financement des entreprises (decret 709-96), tel qu'il pourra etre modifie de temps a autre" (*Assistance Program for the Financing of Enterprises (Decree 709-96, as it will be modified from time to time) (the "Program") of the "Societe de developpement industriel du Quebec" (*Quebec Industrial Development Corporation) (SDI), subject to the terms and conditions described below, which could be the subject of periodic re-evaluation by the Bank:

PURPOSE The Loan must serve exclusively to finance:

Translation provided by management of the corporation. This is not an official document.

Certain annotations and explanations may have been added by management to enhance clarity. See asterisks for such additions. Some punctuation may have been modified in recognition of certain differences between French and English grammar.

                  75% of the Research and Development Tax Credits for the fiscal years terminating June 30, 1997 and June 30, 1998 (handwritten starting at "75%") (The "Project")

INTEREST RATE     The interest rate on the Loan is fixed or variable according to the option chosen below:

(Check as applicable)      X        Variable rate: prime rate of the Bank (*of
                                    Montreal) plus 1.25% per year, i.e. 7.25% as of December 17, 1997, calculated daily and payable monthly.

                  |_| fixed rate: i.e. (blank) % per year, calculated daily and payable monthly.

                  The Borrower cannot convert a fixed-rate loan under the current Agreement to a variable rate loan, according to the current rate, until the maturity of the fixed rate loan.

                  Interest on the Loan is payable to the Bank monthly starting with the month where the Loan is disbursed.

TERM              _______________  Years, expiring on _________________.

EXEMPTION
FROM CAPITAL
REPAYMENT         |_|   The Borrower benefits from an exemption of capital
                        repayment. The commencement of capital repayment will be deferred for a period of _______________ months (maximum period of 24 months) from the date that the Project is (*was) completed, determined as __________________
                        (insert date)

REPAYMENT
(tick appropriate box)  The Borrower commits to repay the capital of the Loan to the Bank by means of (*the following) payments

Translation provided by management of the corporation. This is not an official document.

Certain annotations and explanations may have been added by management to enhance clarity. See asterisks for such additions. Some punctuation may have been modified in recognition of certain differences between French and English grammar.

                          |_|     monthly

                          |_|     quarterly

                          |_|     semi-annually

                          |_|     annually

                          |_| equal amounts of $ (blank) , starting on ___________, or

                          |_| equal amounts of $ (blank) , starting on ____________, except for the month (s) of
                                  ____________  and ______________ of each year.

PREPAYMENT        The Borrower cannot prepay the Loan in whole or in part where the interest rate of the Loan is a fixed rate.

DISBURSEMENT      The Loan will be disbursed on one or more disbursements of which the Bank can determine, at its sole discretion, the amounts and the dates and this, on the condition that the Borrower not be in default of the terms of the present
                  (*Agreement). The disbursement (s) will be effected after the execution and publication (*registration) of the Guarantee (s) as described following, and the respect to our satisfaction, of the conditions of the Loan Le complete disbursement must be effected before ____________________; after this date, the Bank will be liberated from the obligation to advance any amount by virtue of this Loan, in the absence of a written agreement.

GUARANTEES        The Loan will be guaranteed by (one "Guarantee" and
(Tick the         collectively the "Guarantees").
applicable
box (es))

                  X Guarantee of a loss on the Loan provided by SDI, in accordance with the Program.

                  |_| Mortgage Guarantee of __________ rank for an amount of $ (blank) on the building situated at ___________________.

                  |_|   Chattel mortgage on equipment or machinery, or both

                  |_| chattel mortgage on inventory or on accounts receivable, or both.

Translation provided by management of the corporation. This is not an official document.

Certain annotations and explanations may have been added by management to enhance clarity. See asterisks for such additions. Some punctuation may have been modified in recognition of certain differences between French and English grammar.

                  |_| chattel mortgage on all of the moveable tangible and intangible assets, present and future.

                  |_|   guarantee by virtue of Article 427 of the Bank Act.

                  X universal mortgage on all of the moveable assets, present and future.

                  |_| cession of fire-insurance policy with the indemnities (proceeds) payable to the Bank.

                  X     personal guarantee of (*handwritten) $200,000 signed by
                        T. Byrne and L. Muro.

                  X other Guarantee (s) (describe as appropriate) Corporate guarantee in the amount of $1,000,000 signed by Tirex Corporation. (handwritten)

                  - All Guarantees must be prepared according to the forms in use by the Bank, including the usual protection clauses in favor of the Bank, or must be of a form and content acceptable to the Bank.

DECLARATIONS OF
THE BORROWER      -     The Borrower declares that his Project will be completed
                        no later than June 30, 1998 (handwritten). The period of the undertaking of the Project cannot exceed three (3) years from the date of the first disbursement.

                  - The current Agreement, the Guarantees, as well as the promissory note, duly completed and submitted by the Borrower to the Bank, constitute valid obligations which bind the Borrower and are executory according to their respective "modalites" (* a very difficult word to translate in that it implies both clauses and procedures simultaneously...like "workings")

                  - All of the elements of the assets pledged by the Borrower to guarantee the repayment of the Loan are not encumbered by any privileges, mortgages, priorities or other charges.

Translation provided by management of the corporation. This is not an official document.

Certain annotations and explanations may have been added by management to enhance clarity. See asterisks for such additions. Some punctuation may have been modified in recognition of certain differences between French and English grammar.

                  - The Project is not the beneficiary of any financial assistance made available by another government organization (*apart from the Tax Credits)

                  - Without limiting the generalities of the foregoing, the Borrower declares that he meets the conditions of the Program.

                        (*Programme Garantie Quebec)

CONDITIONS        -     Legal costs related to the preparation and execution of
                        the legal documents required by this Agreement will be the responsibility of the Borrower, regardless of whether the Loan is granted or not.

                  - All costs due to SDI are, and will be satisfied when due to the satisfaction of the Bank. On request, proofs of payment will be submitted to the Bank.

                  - The Borrower will submit to the Bank, within ninety (90) days following the end of his fiscal year, copies of the financial statements accompanied by the auditors' report thereon, and at all times will furnish all other information which the Bank might reasonably require.

                  - The Borrower will furnish to the Bank supplementary guarantees, at the request of the Bank and as often as the Bank judges appropriate.

                  - The Borrower will submit to the Bank any invoices and proofs of payment concerning the acquisitions of capital assets foreseen in the Project and any other document deemed necessary.

                  - The Borrower will effect all registrations and deposits (*of documents) required from time to time by virtue of the laws of the Province of Quebec, including the "Loi sur la publicite legale des entreprises individuelles, des societes et des personnes morales" (An Act Respecting the Legal Publicity of Sole proprietorships, Partnerships and Legal Persons). On demand, a proof of registration will be submitted to the Bank.

                  - Throughout the duration of this Loan, the Borrower commits:

Translation provided by management of the corporation. This is not an official document.

Certain annotations and explanations may have been added by management to enhance clarity. See asterisks for such additions. Some punctuation may have been modified in recognition of certain differences between French and English grammar.

                  |_| to maintain a working capital ratio equal or superior to _________________ and a minimum amount of working capital of $________________.

                  |_| to maintain a ratio of long-term debt to shareholders' equity equal to or less than ___________________ %.

                  |_| These ratios will be calculated according to the methods normally used by the Bank.

                  - The Borrower shall not, without having obtained the prior consent of the Bank:

                  |_| contract for debt to third parties, for purposes of capital assets for an amount exceeding $_____________ in the course of the same fiscal year;

                  |_|   declare or pay dividends on its share capital;

                  |_|   purchase back (*redeem) preferred or common shares;

                  |_|   change substantially the nature of its business;

                  |_| modify the control of the company, which is presently held by: ________________________, at
                        ____________________% ________________________, at
                        ____________________% and ___________________________,
                        at __________________%

                  - If a significant change occurs, which the Bank judges to be unfavorable, in the nature of the risk before the date of disbursement of the funds, the Bank can refuse to disburse the Loan (in whole or in part) and annul the present Loan Agreement.

                  - A sum of $3,500 (handwritten) paid with the Loan request represents negotiation fees. If the Loan would not be granted or disbursed for reasons unattributable to the Bank, these fees are not refundable, understood that (these fees) are paid to cover the costs of evaluating the request.

Translation provided by management of the corporation. This is not an official document.

Certain annotations and explanations may have been added by management to enhance clarity. See asterisks for such additions. Some punctuation may have been modified in recognition of certain differences between French and English grammar.

                  - No rights or obligations of the Borrower by virtue of the present (offer) nor any amount of the Loan can be transferred or ceded by the Borrower. Any transfer or cession undertaken despite this condition will be null as far the Bank is concerned and will render the entire balance of the Loan, at the discretion of the Bank, due and payable and will liberate the Bank from any obligation to make any further disbursement or advance, by virtue of the present (offer).

ARTICLES OF DEFAULT

                        The Borrower will be in default under the terms of the present (offer) in the event of the occurrence of one or more of the following events:

                         - The Borrower does not effect when due a repayment of capital or a payment of interest, costs or any other sums due and payable by the present (offer);

                         - The Borrower defaults in accomplishing one or other of its obligations by virtue of the present (offer) and/or of the program;

                         - The Borrower becomes insolvent, bankrupt, in liquidation, or makes a proposal to its creditors or files a notice of intent to make a proposal to its creditors;

                         - the filing of procedures to dissolve or liquidate the Borrower or to suspend its operations;

                         - the assets of the Borrower, or a significant portion of same become the object of seizure by a creditor or placement under trusteeship;

                         - the Borrower creates or permits the creation of a mortgage, surety or other charge ranking equal to those of the Bank, or having priority to (those of the Bank) with regard to the guarantees which were given (ceded) to the Bank or which should have been (should be) accorded by virtue of the present (offer);

Translation provided by management of the corporation. This is not an official document.

Certain annotations and explanations may have been added by management to enhance clarity. See asterisks for such additions. Some punctuation may have been modified in recognition of certain differences between French and English grammar.

                        - The Borrower is in default in paying any sums due to another financial institution or to the state (government) by virtue of any fiscal law;

                        - The Borrower is the author of a false or incorrect declaration in the present Agreement, the Guarantee (s), or any related document;

                        - There occurs a deterioration of the financial situation of the Borrower;

                        - A Guarantee becomes null, tainted with irregularities, withdrawn, suspended, or, for whatever reason, is unenforceable or if the bank has reasonable reason to believe that a guarantee will not be honored;

                        - The Borrower defaults in respecting one or more dispositions or conditions of the program.

                  In the event of default, the Bank reserves the right to demand immediate payment of the total balance of the Loan and the Loan will be annulled at that instant. The Bank will thus be able to terminate the right of the Borrower to use any portion of the Loan available.

GENERAL
CONDITIONS              -       If the Borrower includes more than one person,
                                the obligations of the Borrower by virtue of the present (offer) are indivisible and jointly binding.

                        - All clauses or parts of clauses which can be null and unexecutable will not invalidate the other conditions of the present (offer), have an impact (on the other clauses) or diminish their scope.

                        - If the Borrower requests of the bank to reserve an interest rate, the Borrower consents to discharge, the ______________, the costs of reserving the interest rate corresponding to (Blank) per cent of the capital amount of the Loan.

Translation provided by management of the corporation. This is not an official document.

Certain annotations and explanations may have been added by management to enhance clarity. See asterisks for such additions. Some punctuation may have been modified in recognition of certain differences between French and English grammar.

                        - The Borrower can have the interest rate established up to 30 days prior to the first disbursement. The Borrower must thus pay, on _____________, a commitment fee corresponding to 1% of the capital amount of the Loan.

                        - The costs referred to in the previous paragraph will be reimbursed to the Borrower on the day of the total disbursement of the loan. If the Borrower annuls all or part of the Loan, the Bank will retain the costs in question.

                        - The present Agreement is governed by the Quebec Civil Code and other Quebec laws.

                        - The privileges and obligations of the present Agreement commit the parties, their successors and assigns, their liquidators, and judicial administrators; the Borrower, however, cannot cede (the privileges and obligations) without the written consent of the Bank.

                        - The present Loan Agreement must be accepted by the Borrower no later than __________________, 19 by signing and returning this document, in the absence of which the Bank reserves the right to annul or modify this (Agreement), and to do so unilaterally.

Bank of Montreal

By: /s/ Nathalie St-Pierre
------------------------------------

ACCEPTANCE

WE ACCEPT THE TERMS AND CONDITIONS OF THE PRESENT LOAN AGREEMENT

                                                     3143619 Canada Inc.
                                                      Name of Borrower

Translation provided by management of the corporation. This is not an official document.

                                             By: /s/ Terence C. Byrne
                                                 -------------------------------

                                             By: /s/ John Threshie
                                                 -------------------------------

Signed at Montreal (handwritten), this 17 day of December 1997